AMENDMENT
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                               CURIAN CAPITAL, LLC
                                       AND
                        NEUBERGER BERMAN FIXED INCOME LLC

      This AMENDMENT is made by and between CURIAN CAPITAL, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and NEUBERGER BERMAN FIXED INCOME LLC, a Delaware limited liability company and registered investment adviser ("Sub-Adviser"), and CURIAN VARIABLE SERIES TRUST, a Massachusetts business trust ("Trust").

      WHEREAS, the Adviser and Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of September 10, 2012 ("Agreement"), whereby Adviser appointed Sub-Adviser to provide certain sub-investment advisory services to the Fund (as such term is defined in the Agreement and Schedule A thereto).

      WHEREAS,  pursuant  to the  Agreement,  the  parties  have agreed to amend
Section 3, entitled "MANAGEMENT," and Section 13, entitled "REPRESENTATIONS AND AGREEMENTS OF THE ADVISER," of the Agreement to reflect recent regulatory changes under the Commodity Exchange Act and certain Commodity Futures Trading Commission regulation changes.

      NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

      1. The following shall delete the paragraph at the end of Section 3 and replace it in its entirety with the following:

      The Adviser and the Sub-Adviser each further agree that:

      a) to the extent that the Commodity Exchange Act, as amended ("CEA"), and the then-current Commodity Futures Trading Commission ("CFTC") regulations require (i) registration by either party as a Commodity Pool Operator or Commodity Trading Advisor with respect to the Fund,
            (ii) specific disclosure, as applicable to it to the investors in the Fund, or (iii) filing of reports and other documents with respect to the Fund, each shall fully comply with such requirements;

      b) Sub-Adviser shall comply with all requirements of the applicable CEA and then-current CFTC regulations that apply to Sub-Adviser with regard to the Fund; and

      c) Sub-Adviser shall cooperate by assisting the Adviser in fulfilling any disclosure or reporting requirements applicable to the Fund under the CEA and/or then-current CFTC regulations.

      2. Paragraph (a) and (b) of Section 13 are deleted and replaced in their entirety with the following:

      (a) The Fund is a "qualified eligible person" ("QEP"), as defined in CFTC Rule 4.7 ("CFTC Rule 4.7"). The Trust, on behalf of the Fund, consents to the Fund being treated as an "exempt account" under CFTC Rule 4.7 and the Adviser will promptly notify the Sub-Advisor if the Fund ceases to be a QEP. The assets of the Fund may be invested in commodity interests, including futures contracts, options on futures contracts and swaps, and the Trust, on behalf of the Fund, consents to the Sub-Adviser's use of the alternate disclosure and recordkeeping standards under CFTC Rule
            4.7 with respect to such commodity interest trading by the Fund.

      (b) If the Adviser is excluded from the definition of a commodity pool operator under CFTC Rule 4.5 with respect to the Fund, the Adviser will furnish the Sub-Adviser with a copy of the notice of eligibility filed pursuant to Rule 4.5 (c) with respect to such exclusion, or, if more recent, the most recent annual notice affirming the basis of such eligibility that has been filed pursuant to Rule 4.5(c)(5).

      IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of this 14th day of December, 2012, effective as of December 31, 2012.

CURIAN CAPITAL, LLC                       NEUBERGER BERMAN FIXED INCOME LLC

By: /s/ Michael Bell                      By: /s/ Robert Conti
    -----------------------------------       ----------------------------------

Name: Michael Bell                        Name: Robert Conti
      ---------------------------------         --------------------------------

Title: President                          Title: Managing Director
       --------------------------------          -------------------------------

CURIAN VARIABLE SERIES TRUST

By: /s/ Emily J. Eibergen
    -----------------------------------

Name: Emily J. Eibergen
      ---------------------------------

Title: Assistant Secretary
       --------------------------------

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